Exhibit 32.1

Certification Pursuant to
18 U.S.C. §1350,
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Brown Shoe Company, Inc. (the “Registrant”) on Form 10-Q for the quarter ended July 30, 2011 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Diane M. Sullivan, President and Chief Executive Officer of the Registrant, and Mark E. Hood, Senior Vice President and Chief Financial Officer of the Registrant, certify, to the best of our knowledge, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ Diane M. Sullivan
Diane M. Sullivan
President and Chief Executive Officer
Brown Shoe Company, Inc.
September 7, 2011

/s/ Mark E. Hood
Mark E. Hood
Senior Vice President and Chief Financial Officer
Brown Shoe Company, Inc.
September 7, 2011